Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

April 1, 2020

Rayonier Inc.

1 Rayonier Way

Wildlight, FL 320197

Rayonier, L.P.

1 Rayonier Way

Wildlight, FL 320197

Re:	Registration Statement on Form S-4 (File No. 333-237246)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4, File No. 333-237246, as amended (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) of Rayonier Inc., a North Carolina corporation (“Rayonier”), and Rayonier, L.P., a Delaware limited partnership and wholly owned subsidiary of Rayonier (“Opco”), relating to up to an aggregate of 17,287,600 shares of Rayonier common stock, no par value (the “Rayonier Shares”), and units representing limited partnership interests of Opco (the “Opco Units”), to be issued by Rayonier and Opco, respectively, pursuant to the terms of the Merger Agreement, dated as of January 14, 2020 (as amended by Amendment No. 1, dated as of April 1, 2020, the “Merger Agreement”), by and among Rayonier, Opco, Rayonier Operating Company LLC, a Delaware limited liability company (“ROC”), Rayonier Operating Company Holdings, LLC, a Delaware limited liability company, Pacific GP Merger Sub I, LLC, a Delaware limited liability company, Pacific GP Merger Sub II, LLC, a Delaware limited liability company, Pacific LP Merger Sub III, LLC, a Delaware limited liability company, Pope Resources, A Delaware Limited Partnership (“Pope”), Pope EGP, Inc., a Delaware corporation, and Pope MGP, Inc., a Delaware corporation.

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement and originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with Rayonier’s and Opco’s approval, as applicable, upon oral and written representations of Rayonier and Opco and certificates or comparable documents of public officials and of officers and representatives of Rayonier and Opco.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Rayonier Shares to be issued by Rayonier and the Opco Units to be issued by Opco pursuant to and in the manner contemplated by the terms of the Merger Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Rayonier Shares and/or Opco Units have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Rayonier Shares and/or Opco Units will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. Rayonier is a North Carolina corporation, and Opco is a Delaware limited partnership, and we have not considered, and we express no opinion as to, any law other than, as applicable, the North Carolina Business Corporation Act and the Delaware Revised Uniform Limited Partnership Act (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Rayonier Shares and/or Opco Units to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz